Exhibit 1.2

Translation from Russian

Approved by decision of the
Board of Directors of OAO Tatneft
held on October 27, 2006

REGULATION

on the General Shareholders’ Meeting of OAO Tatneft

1.    GENERAL PROVISIONS

1.1.    The Regulation on the General Shareholders’ Meeting of Open Joint Stock Company Tatneft (hereinafter referred to as the ‘‘Regulation’’) has been prepared in accordance with regulatory legal acts of the Russian Federation and the Charter of OAO Tatneft (hereinafter referred to as the ‘‘Company’’) and sets forth the procedure for the preparation, summoning and conduct of a general shareholders’ meeting of the Company (hereinafter referred to as a ‘‘general meeting’’).

1.2.    The general meeting shall be the highest management body of the Company and shall act in accordance with regulatory legal acts of the Russian Federation, the Charter of the Company and this Regulation.

2.    THE TYPES AND FORMS OF CONDUCT OF A GENERAL MEETING
THE SUMMONING OF A GENERAL MEETING

2.1.    A general meeting may be either annual or extraordinary.

2.2.    An annual general meeting shall be held on an annual basis not earlier than two months no later than six months following the end of a fiscal year. An annual general meeting shall, as a mandatory matter, consider the items regarding the election of members of the Board of Directors and the audit commission, the approval of an external auditor, the approval of an annual report and annual accounting statements, including a report on the profits and losses of the Company, and the distribution of profits, including payment (declaration) of dividends, or losses in accordance with the results of the fiscal year.

2.3.    A general meeting may be conducted in the form of a joint presence, taking into consideration the votes cast by ballots received from shareholders of the Company, or in the form of an absentee vote.

A general meeting whose agenda includes the items regarding the election of the Board of Directors of the Company and the audit commission of the Company, the approval of an external auditor of the Company, as well as the approval of an annual report and annual accounting statements, including a report on the profits and losses of the Company, and the distribution of profits, including payment (declaration) of dividends, or losses in accordance with the results of the fiscal year, may not be conducted in the form of an absentee vote.

2.4.    An extraordinary general meeting may be summoned at any time in accordance with a decision by the Board of Directors of the Company which it may adopt pursuant to its own initiative or pursuant to a request from the audit commission of the Company, the external auditor of the Company or shareholders (shareholder) that own no less than 10 percent of the voting shares of the Company.

2.5.    The percentage of the voting shares that are owned by the shareholders (shareholder) that request the holding of an extraordinary general meeting shall be determined as of the date on which such request is made.

2.6.    An extraordinary general meeting that is summoned pursuant to a request from the audit commission of the Company, the external auditor of the Company or shareholders (shareholder) that are owners of no less than 10 percent of the voting shares of the Company shall be held within 40 days of the time when the request to hold the extraordinary general meeting is presented.

If the proposed agenda of an extraordinary general meeting contains an item regarding the election of members of the Board of Directors of the Company, then such general meeting shall be held within 70 days of the time when the request to hold it is presented.

In the instances when, in accordance with Articles 68 through 70 of the Federal Law ‘‘On Joint Stock Companies,’’ the Board of Directors of the Company is required to adopt a decision to hold an extraordinary general meeting, such general meeting shall be held within 40 days of the time when the decision to hold it is adopted by the Board of Directors of the Company.

In the instances when, in accordance with the Federal Law ‘‘On Joint Stock Companies,’’ the Board of Directors of the Company is required to adopt a decision to hold an extraordinary general meeting in order to elect the members of the Board of Directors of the Company, such general meeting shall be held within 70 days of the time when the decision to hold it is adopted by the Board of Directors of the Company.

2.7.    A request to hold an extraordinary general meeting shall set forth the wording of the items required to be placed on the agenda of the general meeting. Such request may include the wording of decisions on each of these items, as well as a proposal regarding the form of conduct of the general meeting. In the event that a request to summon an extraordinary general meeting includes a proposal regarding the nomination of candidates, the relevant provisions of Article 53 of the Federal Law ‘‘On Joint Stock Companies’’ shall apply to such proposal.

2.8.    The Board of Directors of the Company shall have no right to introduce modifications to the wording of agenda items or the wording of decisions on such items or to modify the proposed form of conduct of a general meeting that is summoned pursuant to a request from the audit commission of the Company, the external auditor of the Company or shareholders (shareholder).

2.9.    In the event that the request to summon an extraordinary general meeting originates from shareholders (shareholder), it shall specify the personal name (corporate name) of the shareholders (shareholder) that request the summoning of such meeting and the number and categories of the shares owned by such shareholder.

A request to summon an extraordinary general meeting shall be signed by the persons (person) that request the summoning of the extraordinary general meeting.

2.10.    In the event that the request to hold an extraordinary general meeting has been signed by a representative of a shareholder, such proposal (request) shall be accompanied by a power of attorney (a copy of a power of attorney certified by a notary) which shall contain such information about the principal and the representative as is required to be contained in a power of attorney for voting in accordance with the Federal Law ‘‘On Joint Stock Companies.’’

In the event that the request to hold an extraordinary general meeting has been signed by a shareholder (a representative of a shareholder) the rights to whose shares are recorded in a depo account with a depositary, such proposal (request) shall be accompanied by a statement of the shareholder’s depo account with the depositary that effects the recordation of rights to such shares.

2.11.    A request to hold an extraordinary general meeting shall be in writing and shall be sent to the place of location of the executive body of the Company by mail or by means of hand delivery against receipt to the secretary of the Board of Directors of the Company or to such other person who is authorized to take delivery of written correspondence addressed to the Company.

2.12.    In the event that a request to hold an extraordinary general meeting has been sent by regular letter or other regular mail package, the date of submission of such request shall be the date indicated on the impression of the calendar stamp confirming the date of receipt of the mail package, and in the event that a request to hold an extraordinary general meeting has been sent by registered letter or other recorded mail package, the date of submission of such request shall be the date of hand delivery of the mail package to the addressee against receipt.

If a request to hold an extraordinary general meeting has been hand-delivered against receipt, the date of submission of such request shall be the date of delivery.

2.13.    The Board of Directors of the Company shall adopt a decision to summon an extraordinary general meeting or to deny the summoning thereof within 5 days of the date of submission of a request to summon an extraordinary general meeting.

A decision to deny the summoning of an extraordinary general meeting may only be adopted in the event that:

−    the procedure prescribed by the Federal Law ‘‘On Joint Stock Companies’’ for presenting a request to summon an extraordinary general meeting has not been complied with;

−    the shareholders (shareholder) that request the summoning of the extraordinary general meeting own less than 10 percent of the voting shares of the Company;

−    each of the items proposed for inclusion on the agenda of the extraordinary general meeting does not fall within the competence thereof and (or) does not satisfy the requirements of the Federal Law ‘‘On Joint Stock Companies’’ or other legal acts of the Russian Federation.

2.14.    A decision by the Board of Directors of the Company to summon an extraordinary general meeting or a motivated decision to deny the summoning thereof shall be sent to the persons requesting the summoning thereof no later than three days from the time when such decision is adopted.

2.15.    In the event that, within the time frame established by this Regulation, the Board of Directors of the Company has failed to adopt a decision to summon an extraordinary general meeting or has adopted a decision to deny the summoning thereof, an extraordinary general meeting may be summoned by the bodies or persons requesting the summoning thereof. In this case, the bodies or persons that are summoning an extraordinary general meeting shall possess the powers necessary to summon and conduct a general meeting that are contemplated by the Federal Law ‘‘On Joint Stock Companies.’’

In such event, the expenses incurred to prepare and conduct the general meeting may be reimbursed pursuant to a decision by the general meeting out of the Company’s funds.

3.    THE PROCEDURE FOR PROPOSING ITEMS FOR INCLUSION ON THE AGENDA OF A
GENERAL MEETING

3.1.    The right to propose items for inclusion on the agenda of an annual general meeting shall belong to:

−    shareholders (shareholder) that in the aggregate own no less than 2 percent of the voting shares of the Company;

−    the Board of Directors of the Company.

3.2.    Any shareholders (shareholder) that in the aggregate own no less than 2 percent of the voting shares of the Company shall have the right to place items on the agenda of an annual general meeting and to nominate candidates to the Board of Directors of the Company and the audit commission of the Company whose number may not exceed the established number of members of the respective body. Such proposals shall be received by the Company no later than 30 days following the end of the fiscal year.

3.3.    In the event that the proposed agenda of an extraordinary general meeting includes an item regarding the election of members of the Board of Directors of the Company, any shareholders (shareholder) of the Company that in the aggregate own such number of voting shares of the Company as is specified in Section 3.1 of this Regulation shall have the right to propose candidates for election to the Board of Directors of the Company whose number may not exceed the established number of members of the Board of Directors of the Company. Such proposals shall be received by the Company not less than 40 days in advance of the date of the extraordinary general meeting.

3.4.    Proposals regarding the inclusion of items on the agenda of a general meeting and proposals regarding the nomination of candidates to the Board of Directors or the audit commission of the Company (hereinafter referred to as ‘‘agenda proposals’’) shall be submitted in writing by means of:

−    being sent by mail to the place of location of the executive body of the Company;

−    being hand-delivered against receipt to the secretary of the Board of Directors of the Company or to such other person who is authorized to take delivery of written correspondence addressed to the Company.

3.5.    Agenda proposals shall be submitted together with details regarding the personal name (corporate name) of the shareholders (shareholder) that have presented them and regarding the number and category of the shares owned by them and shall be signed by the shareholders (shareholder).

3.6.    The percentage of the voting shares that are owned by the shareholders (shareholder) that are submitting an agenda proposal for a general meeting shall be determined as of the date on which such proposal is submitted.

3.7.    If an agenda proposal has been sent by mail, the date of submission of such proposal shall be the date indicated on the impression of the calendar stamp confirming the date of dispatch of the mail package, and if an agenda proposal for a general meeting has been hand-delivered against receipt, the date of submission of such proposal shall be the date of delivery.

3.8.    In the event that an agenda proposal for a general meeting has been signed by a representative of a shareholder, such proposal (request) shall be accompanied by a power of attorney (a copy of a power of attorney certified by a notary) which shall contain such information about the principal and the representative as is required to be contained in a power of attorney for voting in accordance with the Federal Law ‘‘On Joint Stock Companies.’’

In the event that an agenda proposal for a general meeting has been signed by a shareholder (a representative of a shareholder) the rights to whose shares are recorded in a depo account with a depositary, such proposal (request) shall be accompanied by a statement of the shareholder’s depo account with the depositary that effects the recordation of rights to such shares.

3.9.    An agenda proposal for a general meeting shall include the wording of each proposed item and may also include the wording of a decision on each proposed item.

3.10.    A proposal regarding the nomination of candidates to the Board of Directors or the audit commission of the Company shall set forth:

−    the name of each proposed candidate;

−    the name of the body to which the candidate is proposed to be elected;

−    information about the positions which the candidate has held during the preceding 5 years;

−    information about the candidate’s age;

−    information about the candidate’s education;

−    information about the candidate’s membership in the governing or supervisory bodies of other legal entities;

−    the candidate’s mailing address to which correspondence may be sent to such candidate.

3.11.    The Board of Directors of the Company shall consider the proposals received and adopt a decision to incorporate them into the agenda of the general meeting or to deny incorporation thereof into such agenda no later than five days following the expiration of the time frames established by Sections 3.2 and 3.3 of this Regulation.

3.12.    An item proposed by shareholders (shareholder) shall be placed on the agenda of the general meeting, and the nominated candidates shall be included in the list of candidacies to be voted upon in the election of the relevant body of the Company, with the exception of the instances where:

−    the shareholders (shareholder) have failed to comply with the time frames established by Sections 3.2 and 3.3 of this Regulation;

−    the shareholders (shareholder) do not own the number of voting shares of the Company that is required under Section 3.1 of this Regulation;

−    the proposal does not satisfy the requirements set forth in Sections 3.4, 3.5, 3.9 and 3.10 of this Regulation;

−    the item proposed for inclusion on the agenda of the general meeting does not fall within the competence thereof and (or) does not satisfy the requirements of the Federal Law ‘‘On Joint Stock Companies’’ or other legal acts of the Russian Federation.

3.13.    In the event of denial of inclusion of a proposed item on the agenda of a general meeting, or of a candidate in the list of candidacies to be voted upon in the election of the relevant body of the Company, the Board of Directors of the Company shall send a motivated decision regarding such denial to the shareholders (shareholder) that have submitted the proposals or nominated the candidate no later than three days following the date on which such decision is adopted.

3.14.    In addition to any items proposed for inclusion on the agenda of a general meeting by shareholders, as well as in the event of lack of such proposals or lack or insufficient number of candidates proposed by shareholders for the establishment of the relevant body, the Board of Directors of the Company shall have the right, until no later than the date on which the form and text of the ballots are approved, to include such items on the agenda of the general meeting or such candidates in the list of candidacies as it may in its discretion deem appropriate.

4.    COMPILATION OF THE LIST OF PERSONS ENTITLED TO PARTICIPATE IN A
GENERAL MEETING

4.1.    The list of persons entitled to participate in a general meeting shall be compiled by the registrar of the Company on the basis of data recorded in the register of shareholders of the Company as of the date to be determined by the Board of Directors of the Company, which date may not be set earlier than the date on which the decision to hold the general meeting is adopted or more than 50 days or, in the case contemplated by Section 2 of Article 53 of the Federal Law ‘‘On Joint Stock Companies,’’ more than 65 days prior to the date on which the general meeting is held.

4.2.    The list of persons entitled to participate in a general meeting shall set forth the following information:

−    the personal name (corporate name) of each such person;

−    the data required to establish the identity of such person;

−    data regarding the number and category of the shares with respect to which such person has voting rights;

−    a mailing address in the Russian Federation to which a notification regarding the holding of the general meeting and voting ballots should be sent.

4.3.    The list of persons entitled to participate in a general meeting shall be made available by the Company for review, at the request of persons included on such list and have not less than one percent of the votes on any item on the agenda of the general meeting, in accordance with the procedure prescribed for making information (materials) available in the course of preparation for the holding of a general meeting. The data contained in the documents and the mailing addresses of the individuals included on such list may not, however, be made available except with the consent of such persons.

The Company shall, within three days of a request made by any interested person, provide such person with an extract from the list of persons entitled to participate in a general meeting containing the data regarding such person or a certificate to the effect that such person is not included on the list of persons entitled to participate in the general meeting.

4.4.    No changes may be made in the list of shareholders entitled to participate in a general meeting except in the event of restoration of violated rights of persons not included on such list as of the date of compilation thereof or in the event of correction of errors made at the time of compilation thereof.

5.    INFORMATION REGARDING THE HOLDING OF A GENERAL MEETING

5.1.    Notice about a holding of a general meeting and regarding the agenda therefor shall be, no later than 30 days prior to the date on which it is held, published in the newspapers Neftianye Vesti and Khezine, as well as sent by registered letter to each person included on the list of persons entitled to participate in the general meeting or hand-delivered to each of such persons against receipt.

In the case contemplated by Section 2 of Article 53 of the Federal Law ‘‘On Joint Stock Companies,’’ notice about a holding of an extraordinary general meeting shall be made no later than 50 days prior to the date on which it is held.

An additional method for disclosing information regarding a holding of a general meeting shall be disclosure on the Company’s official Internet site at the address: www.tatneft.ru.

5.2.    The notice about a holding of a general meeting shall set forth:

−    the full corporate name of the Company and the place of location of the Company;

−    the form of conduct of the general meeting (joint presence or absentee vote);

−    in the event that the general meeting is conducted in the form of a joint presence, the time of commencement of registration of the persons taking part in the general meeting;

−    the date, place (address at which the general meeting will be held) and time of commencement of the general meeting, as well as the mailing address to which filled-in ballots may be sent, or, in the event that the general meeting is conducted in the form of an absentee vote, the date of completion of acceptance of voting ballots and the mailing address to which filled-in ballots should be sent;

−    the date of compilation of the list of persons entitled to participate in the general meeting;

−    the agenda of the general meeting;

−    the procedure for reviewing the information (materials) which is required to be made available in the course of preparation for the holding of the general meeting and the address (addresses) at which such information may be reviewed;

−    in the event that items included on the agenda of the general meeting could, following a vote thereon, result in the creation of rights under the Federal Law ‘‘On Joint Stock Companies’’ to demand that the Company buy back its shares, information regarding the fact that the persons included in the list of persons entitled to participate in the general meeting have the right to demand that the Company buy back the shares owned by them and regarding the price and procedure for effecting the buy-back;

−    a notification of the requirement for a shareholder of the Company to have a document confirming such shareholder’s identity and for the representative of a shareholder to have a power of attorney certified by a notary.

5.3.    The date on which the Company’s shareholders are notified of the holding of a general meeting shall be determined on the basis of the date of the mail package or on the basis of the date when the announcement is hand-delivered or the date when it is published in mass media.

5.4.    The information (materials) which is required to be made available to persons entitled to participate in a general meeting in the course of preparation for the holding of the general meeting shall comprise:

−    the annual accounting statements, including a report by the external auditor of the Company and a report of the audit commission of the Company based on the results of an audit of the annual accounting statements;

−    information regarding the candidate (candidates) to the Board of Directors and the audit commission of the Company;

−    the draft of amendments to be introduced into the Charter of the Company or the draft of a new version of the Charter of the Company;

−    the draft of amendments to be introduced into internal documents of the Company or the drafts of new versions of internal documents of the Company;

−    the drafts of decisions of the general meeting;

−    the annual report of the Company;

−    recommendations by the Board of Directors of the Company with respect to the distribution of profits, including with respect to the amount of dividend on the Company’s shares and the procedure for payment thereof, or losses of the Company in accordance with the results of the fiscal year;

−    such other information (materials) as may be required by regulatory legal acts of the Russian Federation, as well as the Charter of the Company.

Access to the aforementioned information (materials) shall be provided to participants in the general meeting during the course of conduct thereof.

5.5.    The information (materials) which is contemplated by Section 5.4 of this Regulation shall be accessible to persons included on the list of persons entitled to participate in a general meeting during 20 days or, in the event that a general meeting is held whose agenda contains an item regarding reorganization of the Company, during 30 days prior to the holding of the general meeting on the premises at the address of the executive body of the Company, as well as at the addresses given in the notice regarding the holding of the general meeting.

5.6.    A person entitled to participate in a general meeting shall have the right to receive copies of the aforementioned documents at the addresses specified in Section 5.5 of this Regulation within 5 days of the date of receipt of an appropriate request by the Company. The amount charged for the copies furnished shall not exceed the cost of production thereof.

5.7.    In the event that the person registered in the shareholders’ register is the nominal holder of the shares, the notice regarding the holding of a general meeting shall be sent to the address of the nominal holder of the shares, unless a different mailing address is specified in the list of persons entitled to participate in the general meeting to which the notice regarding the holding of the general meeting should be sent.

5.8.    The procedure for preparation the information (materials) which is required to be made available to persons entitled to participate in a general meeting shall be governed by an internal document approved by the executive body of the Company, the Regulation on the Preparation of Informational Materials for a Shareholders’ Meeting of OAO Tatneft.

6.    THE ANNUAL REPORT OF THE COMPANY

6.1.    The annual report of the Company shall be the principal document reflecting the activities of the Company during the reported fiscal year.

6.2.    The annual report of the Company submitted for approval to an annual general meeting shall comprise:

−    an informational and analytical portion;

−    the annual accounting statements of the Company prepared in accordance with Russian accounting standards.

6.3.    The informational and analytical portion of an annual report of the Company shall set forth:

−    the position of the Company within the industry;

−    the priority areas of activities of the Company;

−    a report by the Board of Directors of the Company regarding the results of development of the Company by priority areas of its activities;

−    the development prospects for the Company;

−    a report regarding payment of declared (accrued) dividends on the Company’s shares;

−    a description of the principal risk factors related to the activities of the Company;

−    a list of transactions entered into by the Company in the reported year that are classified as major transactions in accordance with the Federal Law ‘‘On Joint Stock Companies,’’ as well as of other transactions the entry into which is subject to the procedure for approval of major transactions in accordance with the Charter of the Company, specifying in respect of each transaction the material terms thereof and the governing body of the Company which adopted the decision regarding the approval thereof;

−    a list of transactions entered into by the Company in the reported year that are classified as interested-party transactions in accordance with the Federal Law ‘‘On Joint Stock Companies,’’ specifying in respect of each transaction the interested party (parties), the material terms and the governing body of the Company which adopted the decision regarding the approval thereof;

−    the composition of the Board of Directors of the Company, including information regarding the changes in the composition of the Board of Directors of the Company that occurred in the reported year and information regarding members of the Board of Directors of the Company, including their summary biographical data and ownership of shares in the Company during the reported year;

−    information regarding the general director of the Company and members of the executive board of the Company, including their summary biographical data and ownership of shares in the Company during the reported year;

−    the criteria for determining and the amount of remuneration (reimbursement of expenses) of the general director of the Company, each member of the executive board of the Company and each member of the Board of Directors of the Company or the aggregate amount of remuneration (reimbursement of expenses) of all of such persons which has been paid or is to be paid based on the results of the reported year;

−    information regarding compliance by the Company with the Code of Corporate Governance;

−    such other information as may be required by the Charter of the Company.

6.4.    The annual report of the Company may contain such additional information as may be determined by the Board of Directors of the Company in the course of preparation for the holding of the general meeting.

6.5.    The annual report of the Company shall be signed by the general director of the Company, as well as by the chief accountant of the Company.

The annual report of the Company shall contain a note regarding its prior approval by the Board of Directors of the Company.

7.    PREPARATION FOR THE HOLDING OF A GENERAL MEETING

7.1.    The organizational and technical arrangements in connection with the preparation for the holding of a general meeting shall be provided by the Property Department, a structural subdivision of the Company, subject to guidance from a working commission to be appointed by the Board of Directors of the Company. During the period of a general meeting, the Property Department:

−    shall determine a list of information (materials) to be made available to shareholders in the course of preparation for the holding of the general meeting, for subsequent approval by the Board of Directors of the Company;

−    shall arrange for and procure the publication of a notice regarding the holding of the general meeting in mass media and shall also procure that it is either sent to each person included on the list of persons entitled to participate in the general meeting or hand-delivered to each of such persons against receipt in accordance with Section 5.1 of this Regulation;

−    shall coordinate the presence at the general meeting of representatives of governmental and non-governmental organizations, as well as of mass media organizations;

−    shall prepare the voting ballots;

−    shall implement such other arrangements as may be contemplated by the plan of preparation for the general meeting.

7.2.    In the course of preparation for the holding of a general meeting, the Board of Directors of the Company shall determine:

−    the form of conduct of the general meeting (joint presence or absentee vote);

−    the date, place and time for holding the general meeting and the mailing address to which filled-in ballots may be sent or, in the event that the general meeting is conducted in the form of an absentee vote, the date of completion of acceptance of voting ballots and the mailing address to which filled-in ballots should be sent;

−    the date of compilation of the list of persons entitled to participate in the general meeting;

−    the agenda of the general meeting;

−    the procedure for notification of shareholders about the holding of the general meeting;

−    a list of information (materials) to be made available to shareholders in the course of preparation for the holding of the general meeting and the procedure for making such information available;

−    the form and text of the voting ballots;

−    the time of commencement of registration of the persons taking part in the general meeting, conducted in the form of a joint presence;

−    a budget in accordance with which the expenses related to the preparation, summoning and conduct of the general meeting will be made.

7.3.    The general meeting shall be conducted at the address of the place of location of the Company or at such other place as may be specified in a decision of the Board of Directors.

8.    THE WORKING BODIES OF A GENERAL MEETING

8.1.    The working bodies of a general meeting conducted in the form of a joint presence are the Chairman of the general meeting, the presidium of the general meeting, the secretary of the general meeting and the counting commission (the registrar of the Company).

8.2.    The Chairman of a general meeting conducted in the form of a joint presence shall be recommended by the Board of Directors of the Company. In the case of a general shareholders’ meeting conducted in the form of an absentee voting, the Chairman of the meeting shall be designated by the Board of Directors of the Company.

8.3.    The Chairman of a general meeting, depending on the form of conduct of the general meeting:

−    shall effect the conduct of the general meeting in accordance with the approved agenda of the general meeting;

−    shall exercise control over compliance with the rules of procedure of the general meeting;

−    shall ensure that the relevant items are on a timely basis put to the vote in accordance with the approved agenda of the general meeting;

−    shall give the floor to participants in the general meeting;

−    shall have the right to change the order of persons taking the floor, stating the reasons for any such change;

−    shall have the right to caution or deny the floor to a speaker in the event that the speaker has breached the rules of procedure of the general meeting;

−    shall sign the minutes of general meetings conducted in the form of a meeting or in the form of an absentee vote.

8.4.    The presidium of a general meeting shall be comprised of the members of the Board of Directors of the Company. The presidium shall carry out on a collegial basis the overall guidance of the general meeting, shall coordinate the work of the other working bodies of the general meeting, shall review questions and statements addressed to the general meeting, summarize and classify them and, where appropriate, formulate a collective opinion of the presidium with regard to a particular matter, and shall adopt decisions to annex to the minutes of the general meeting the materials (texts of speeches, notifications, information, etc.) of participants in the general meeting who have furnished such materials to the presidium.

8.5.    The secretary of a general meeting, who ex officio is the secretary of the Board of Directors of the Company, shall provide organizational, informational and record-keeping support for the preparation and conduct of the general meeting, shall sign the minutes of the general meeting and shall also have responsibility for the accuracy and correctness of the drawing up of the minutes of the general meeting.

8.6.    The working bodies of an extraordinary general meeting summoned upon the initiative of shareholders shall be determined by the initiator of the meeting.

8.7.    The functions of the counting commission shall be entrusted to the professional participant in the securities market that maintains the register of holders of securities of the Company (the registrar of the Company), which shall be approved by a decision of the Board of Directors of the Company.

8.8.    The registrar of the Company shall confirm the powers of and register persons taking part in the general meeting, shall determine the quorum of the general meeting, shall answer questions arising in connection with the exercise by shareholders (their representatives) of their voting rights at the general meeting, shall explain the procedure for voting on the matters that are put to the vote, shall ensure that the prescribed voting procedure is observed and that shareholders are able to exercise their rights to participate in voting, shall count the votes and establish the results of voting, shall draw up a protocol on the results of voting and shall turn over the voting ballots to the records department.

9.    THE METHODS OF SHAREHOLDER PARTICIPATION IN A GENERAL MEETING
THE PROCEDURE FOR ISSUANCE OF POWER OF ATTORNEY

9.1.    At a general meeting, the right to attend the general meeting, to participate in the discussion of items on the agenda of the general meeting, as well as to vote, shall be available to persons included on the list of persons entitled to participate in the general meeting, to persons to which such persons’ rights to shares have passed as a result of inheritance or reorganization or to their representatives acting in reliance on a power of attorney for voting or the operation of law.

9.2.    The right to attend a general meeting and to participate in the discussion of items on the agenda of the general meeting shall be available to:

−    the members of the Board of Directors of the Company;

−    the general director and members of the executive board of the Company;

−    the members of the audit commission of the Company;

−    the external auditor of the Company;

−    the registrar of the Company;

−    the candidates named in the ballots for voting in the election of the Board of Directors or the audit commission of the Company;

−    such other persons as may be designated by the Board of Directors of the Company.

−    Those persons entitled to participate in a general meeting conducted in the form of a joint presence whose ballots are received no later than two days before the date of the general meeting shall have the right to attend the general meeting without the right to vote.

9.3.    The right to participate in a general meeting may be exercised by a person included on the list of persons entitled to participate in the general shareholders’ meeting either in person or through a representative of such person.

A person included on the list of persons entitled to participate in a general meeting shall have the right, at any time, to replace such person’s representative or to exercise in person the rights granted by shares in the Company by terminating the effect of the power of attorney in accordance with the procedure prescribed by law, provided that the consequences of termination of the effect of a power of attorney that are contemplated by law shall be complied with.

9.4.    A shareholder of the Company shall have the right to issue a power of attorney either in respect of all of the shares owned by such shareholder or in respect of any portion thereof.

9.5.    The representative of a shareholder at a general meeting shall act in accordance with the powers that arise from the provisions of federal laws or acts of appropriately authorized governmental authorities or local self-government authorities or from a power of attorney drawn up in writing.

9.6.    A power of attorney for voting shall contain information about the principal and the representative (personal name or corporate name, place of residence or place of location, passport data).

A power of attorney for voting shall be either drawn up in accordance with the requirements of Sections 4 and 5 of Article 185 of the Civil Code of the Russian Federation or certified by a notary. For these purposes, the passport data concerning the representative and the principal that are required to be contained in the power of attorney for voting shall mean the serial number of the passport and the date of issuance thereof.

10.    THE HOLDING OF A GENERAL MEETING

10.1.    The registration of persons participating in a general meeting shall be carried out at the address of the place where the general meeting is held.

10.2.    A general meeting shall have authority to transact business (shall have a quorum) if shareholders that in the aggregate have more than one half of the votes attaching to the issued voting shares of the Company have taken part therein.

10.3.    In the case of a general meeting conducted in the form of a joint presence, the persons who have registered for participation therein and the shareholders whose ballots are received no later than two days before the date on which the general meeting is held shall be deemed to have taken part therein.

In the case of a general meeting conducted in the form of an absentee vote, the shareholders whose ballots are received before the date of completion of acceptance of ballots shall be deemed to have taken part therein.

10.4.    A general meeting conducted in the form of a joint presence shall be opened if, by the time of commencement thereof, a quorum is present with respect to at least one of the items placed on the agenda of the general meeting. The registration of persons entitled to participate in the general meeting who had not registered for participation in the general meeting by the time it was opened shall not be completed until the conclusion of discussion of the last item on the agenda of the general meeting with respect to which a quorum is present.

10.5.    A general meeting may not be opened earlier than the time announced therefor.

In the event that, by the time of commencement of a general meeting, no quorum is present with respect to any of the items placed on the agenda of the general meeting, the opening of the general meeting shall be postponed for one hour. It shall not be permitted to postpone the opening of a general meeting more than once.

10.6.    In the event that no quorum is present, a date for holding a new general meeting with the same agenda shall be announced.

It shall not be permitted to amend the agenda in connection with the summoning of a new general meeting.

A new general meeting summoned in lieu of the failed general meeting shall have authority to transact business (shall have a quorum) if shareholders that in the aggregate have no less than 30 percent of the votes attaching to the issued voting shares of the Company have taken part therein.

10.7.    Notice regarding the holding of a new general meeting shall be made in accordance with the requirements of Article 52 of the Federal Law ‘‘On Joint Stock Companies.’’ The provisions of the second paragraph of Section 1 of Article 52 of the aforementioned Federal Law shall not, however, apply in this case.

The sending (hand-delivery) of voting ballots in connection with the holding of a new general meeting shall be carried out in accordance with the requirements of Article 60 of the Federal Law ‘‘On Joint Stock Companies.’’

10.8.    The language of proceedings at a general meeting shall be the Russian language.

10.9.    Representatives of governmental and non-governmental organizations, as well as of mass media organizations, shall be permitted to attend a general meeting subject to agreement with the presidium of the general meeting.

10.10.    A general meeting shall be opened by the chairman of the Board of Directors of the Company or such other person as may be designated by the Board of Directors of the Company, following which the conduct of the general meeting shall be turned over to the chairman of the general meeting.

10.11.    The specific procedure for the consideration of items on the agenda of the general meeting (procedural matters) and the procedure for the counting of votes and announcement of the results of voting on procedural matters shall be determined by the participants in the general meeting as proposed by the chairman of the general meeting.

10.12.    General meetings shall be held on business days and shall be adjourned following every three hours of proceedings.

10.13.    The amount of time allowed for reports, co-reports and the concluding statement shall be set by the Chairman of the general meeting with the consent of the speakers, but shall not exceed 30 minutes for a report or 15 minutes for a co-report.

10.14.    Participants in the deliberations shall be allowed up to 5 minutes for speeches regarding candidates, the procedure in which the general meeting is conducted and the procedure for voting and up to 3 minutes for statements, questions, proposals, announcements and clarifications.

It shall not be permitted to speak on one and the same matter for a second time.

The chairman of the general meeting may where necessary, in the absence of objections from members of the presidium of the general meeting, extend the time allowed for speeches. No shareholder or representative of a shareholder may start to speak at a general meeting before being given the floor by the chairman of the general meeting.

10.15.    Requests for the floor shall be submitted in writing to the presidium of the general meeting. The chairman of the general meeting may also give the floor to a participant in the meeting following an oral request from such participant.

10.16.    Members of the Board of Directors of the Company, the general director and members of the executive board of the Company shall have the right to speak out of turn to deliver a clarification regarding any item on the agenda of the general meeting or any speech by a participant in the deliberations.

10.17.    Any matters related to the organization or conduct of a general meeting in the form of an absentee vote that are not covered in this Regulation shall be addressed in accordance with the effective legislation of the Russian Federation.

11.    THE PROCEDURE FOR VOTING AT A GENERAL MEETING
VOTING BALLOTS

11.1.    Voting on the items on the agenda of a general meeting shall be carried out by voting ballots only.

11.2.    A voting ballot shall set forth:

−    the full corporate name of the Company and the place of location of the Company;

−    the form of conduct of the general meeting (joint presence or absentee vote);

−    the date, place and time for holding the general meeting and the mailing address to which filled-in ballots may be sent or, in the event that the general meeting is conducted in the form of an absentee vote, the date of completion of acceptance of voting ballots and the mailing address to which filled-in ballots should be sent;

−    the wording of decisions on each item (the name of each candidate) to be voted upon by means of such ballot;

−    the options for voting on each agenda item, expressed using the words ‘‘for,’’ ‘‘against’’ or ‘‘abstain’’;

−    a reminder that the voting ballot should be signed by the shareholder.

In the event that a cumulative vote is to be taken, the voting ballot shall contain a statement to that effect and an explanation of the substance of a cumulative vote.

11.3.    A voting ballot shall be sent or hand-delivered against receipt to each person included on the list of persons entitled to participate in the general meeting no later than 20 days prior to the general meeting is held.

11.4.    Members of the Board of Directors of the Company and persons who hold positions in other governing bodies of the Company may not take part in voting on the matter of election of members of the audit commission of the Company.

11.5.    In connection with the holding of a general meeting, with the exception of a general shareholders’ meeting conducted in the form of an absentee vote, the persons included on the list of persons entitled to participate in the general meeting (their representatives) shall have the right to take part in such meeting or to send filled-in ballots to the Company. In determining the quorum and establishing the results of voting, however, only the votes represented by voting ballots received by the Company no later than two days before the date on which the general meeting is held shall be taken into consideration.

11.6.    Voting on all agenda items shall be carried out in accordance with the principle of ‘‘one voting share—one vote,’’ except when cumulative voting is carried out to elect the members of the Board of Directors of the Company.

11.7.    Voting on procedural matters at a general meeting conducted in the form of a joint presence shall be carried out in accordance with the principle of ‘‘one registered participant—one vote.’’ In such cases, decisions shall be adopted by a majority of the votes.

11.8.    Decisions of a general meeting shall be adopted by a majority of the votes of the shareholders owning voting shares that are taking part in the general meeting, unless the Federal Law ‘‘On Joint Stock Companies’’ and the Charter of the Company require such decisions to be adopted in a different manner.

11.9.    The persons who have registered for participation in a general meeting conducted in the form of a joint presence shall have the right to vote on all agenda items from the time when the general meeting is opened to the time when the counting of votes on the items on the agenda of the general meeting commences.

12.    ESTABLISHMENT OF THE RESULTS OF VOTING
THE DOCUMENTS OF A GENERAL MEETING.

12.1.    The counting of votes shall be carried out taking into consideration the number of votes on each item on the agenda of the general meeting with respect to which a voter has selected only one of the available voting options. Voting ballots that have been filled in with a violation of this requirement shall be deemed to be invalid and the votes on the items contained therein shall not be counted.

12.2.    Based on the results of voting, a protocol on the results of voting shall be drawn up which shall be signed by a representative (representatives) of the registrar of the Company. The protocol on the results of voting shall be drawn up no later than 15 days following the closure of the general meeting or the date of completion of acceptance of ballots in the event of the general shareholders’ meeting being conducted in the form of an absentee vote.

12.3.    The protocol on the results of voting shall be annexed to the minutes of the general meeting.

12.4.    The decisions adopted by a general meeting, as well as the results of voting, shall be announced at the general meeting in the course of which the voting was carried out or shall be communicated to the persons included on the list of persons entitled to participate in the general meeting no later than 10 days following the drawing up of the protocol on the results of voting, in the form of a report on the results of voting, in accordance with the procedure prescribed for making a notification regarding the holding of a general meeting.

12.5.    The minutes of a general meeting shall be issued no later than 15 days following the closure of the general meeting in two copies. Both copies shall be signed by the chairman of the general meeting and the secretary of the general meeting.

12.6.    The minutes of general meetings, voting ballots, as well as powers of attorney (copies of powers of attorney) for participation in a general meeting, shall be kept in the custody of the records department of the Company and copies of minutes of general meetings shall be kept by the secretary of the Board of Directors of the Company.

12.7.    The minutes of general meetings, voting ballots, as well as powers of attorney (copies of powers of attorney) for participation in a general meeting, shall be made available for review on the premises at the address of the executive body of the Company within 7 days of the day on which a request therefor is made by a person entitled to have access to the aforementioned documents.

13.    CONCLUDING PROVISION

13.1.    This Regulation, as well as any amendments herein, shall be approved at a general meeting by a majority of the votes of the shareholders that have taken part in the general meeting.

13.2.    Proposals regarding amendments to this Regulation shall be submitted in accordance with the procedure prescribed for the submission of proposals regarding the inclusion of items on the agenda of a general meeting.

13.3.    In the event that amendments are made in regulatory legal acts of the Russian Federation or the Charter of the Company, this Regulation shall be applied to the extent not inconsistent therewith.

13.4.    From the time of approval of this Regulation, the previously approved Regulation on the Preparation and Conduct of a Shareholders’ Meeting shall become of no effect.